Exhibit 10.17

AMENDMENT
TO
SEMICONDUCTOR PATENT LICENSE AGREEMENT

This Amendment (“Amendment”) to the Semiconductor Patent License Agreement dated January 19, 2010 (“SPLA”) is effective as of October 1, 2013 (“Amendment Effective Date”) and entered into by and between Rambus Inc., a corporation duly organized and existing under the laws of Delaware, U.S.A., having its principal place of business at 1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089, U.S.A., (“Rambus”) on behalf of itself and its subsidiaries, and Samsung Electronics Co., Ltd., a Korean corporation having its principal place of business at San #16, Banwol-Dong, Hwasung-City, Gyeonggi-Do, Korea, 445-701 (“Samsung”) on behalf of itself and its subsidiaries. Rambus and Samsung are each individually a “Party” and collectively the “Parties.”
RECITAL
A.    Samsung, Rambus (or Rambus’ subsidiaries) are parties to various agreements that grant licenses under the patents of Rambus and its subsidiaries. Such agreements include the SPLA and the Tamper Resistance License Agreement dated January 1, 2009 (“TRLA”) between Samsung and Cryptography Research, Inc. (“CRI”).
B.    The Parties wish to (1) extend the grant of license under the SPLA to include additional patents of Rambus and its subsidiaries, (2) extend the scope of the license to cover additional Samsung products, and (3) to extend the duration of the SPLA for a longer term.
The Parties agree as follows:
TERMS
1.    The following shall replace Section 1.17 of the SPLA in its entirety:
“1.17    “Expiration Date” means September 30, 2023.”
2.    The following shall replace Section 1.26 of the SPLA in its entirety:
“1.26    “Integrated Circuit” means a single, discrete integrated circuit chip, in any form factor, including wafer, cingulated die, or packaged die, such as, without limitation, packaged system-on-chips (SOCs), package-on-packages (POPs), package-in-packages (PIPs), memory cards, smart cards, and solid-state drives (SSDs).
3.    The following shall replace Section 1.34 of the SPLA in its entirety:
“1.34    “Paid-up Product” means each double-data rate DRAM (including each graphics-based and low-power DRAM) that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any JEDEC published specification for such double-data rate DRAM, (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in such JEDEC-published specification, and (c) has been sold in arms-length transactions to Third Parties by Samsung and/or one or more of its Subsidiaries prior to [***] in a volume of not less than [***] units, where such units have been sold for a cumulative amount of not less than [***] United States Dollars (US$[***]). Notwithstanding the foregoing sentence, any product that constitutes a Rambus Leadership Product, and each physical instantiation thereof, shall be deemed not to be a Paid-up Product.”
4.    The following shall replace Section 1.49 of the SPLA in its entirety:

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“1.49    “Rambus Patents” means all Patents owned or controlled by Rambus and/or its Subsidiaries, including without limitation (a) all Patents owned or controlled by CRI (as set forth in Section 1.63), and (b) any and all Patents acquired by Rambus or its Subsidiaries during the Term; in either case, excluding Patents that are or become licensed by Samsung in any way in separate agreements (“Encumbered Patents”). For avoidance of doubt, Samsung shall continue to enjoy all rights and be subject to all obligations, including payment obligations with respect to any such Encumbered Patents, including without limitation the rights to (a) terminate the license (if applicable) under such separate agreements, or (b) obtain a license in perpetuity due to change of control (if applicable) under such separate agreements.”
5.    The following new sentence shall be added at the end of Section 1.63 of the SPLA:
“For avoidance of doubt, Cryptography Research, Inc. (“CRI”) duly organized and existing under the laws of Delaware, U.S.A., having its principal place of business at 425 Market Street, 11th Floor, San Francisco, CA 94105 is a Subsidiary of Rambus.”
6.    The following new paragraph shall be added at the end of Section 2.3 of the SPLA:
“Any Rambus Patents transferred, assigned, or exclusively licensed to a Third Party shall be subject to Samsung’s right to purchase or take a fully paid-up license for the lives of any such Patents (“Transferred Patents”). The parties shall negotiate in good faith regarding the process by which Rambus Patents shall be offered to Samsung and/or any Third Party in advance of any proposed transfer. For avoidance of doubt, unless Rambus grants to Samsung a [***] to any Transferred Patents for the life of such patents, Rambus may not reject a Samsung offer of consideration either for purchase or for license under such Transferred Patents that is greater in value than any offer by a Third Party for the same Transferred Patents.”
7.    The following shall replace Section 4.1 of the SPLA in its entirety:
“4.1    In consideration of the extended terms herein, Samsung shall pay Rambus: (a) twenty two million U.S. dollars ($22,000,000) by no later than December 31, 2013; (b) subject to timely invoices by Rambus pursuant to Section 5.1(a), by the end of each of the following nineteen (19) quarters starting on January 1, 2014, [***] fifteen million U.S. dollars ($15,000,000) [***]; and (c) further, subject to timely invoices by Rambus pursuant to Section 5.1(a), by the end of each of the subsequent twenty (20) quarters starting on October 1, 2018, the [***] Quarterly as set forth in Section 1.72. For the avoidance of doubt, payments under Section 4.1(b) and (c) shall be subject to any applicable adjustment under Section 3.3 of the SPLA, and payments under Section 4.1(c) shall be further subject to [***].”
8.    The following shall be added as new Sections 1.72 through 1.77:
“1.72    “[***] Quarterly”, as determined at any time during the Term, shall mean, either: [***] For purposes herein, (i) “[***]Quarterly” means the average quarterly payment [***] under a Qualified License, which shall be deemed to have become effective [***], (ii) “Qualified License” means an agreement under which Rambus and/or one or more of its Subsidiaries grants [***] a license covering at least [***], and such agreement is primarily in the nature of a [***] as opposed to being primarily in the nature of a [***], and (iii) “[***]” means either (x) [***] million U.S. dollars ($[***], or (y) [***] million U.S. dollars ($[***] as of the then-applicable quarter.
[***]
“1.73    [***]
“1.74    “Set Products” means all products that are not Integrated Circuit made by or for Samsung including without limitation consumer products such as mobile handsets and high definition televisions; provided that such products (a) are sold under a Samsung brand; and (b) would have qualified as Samsung Products if they had been Integrated Circuits.”

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“1.75    “CRI Patents” means all Patents owned or controlled by CRI.”
“1.76    [***] and “Qualified License” shall take the meaning set forth in Section 1.72.”
“1.77    “Initial Quarterly” means the amount determined in either Subsection 4.1(b)(i) or (ii) herein.”
9.    The following shall be added as new Section 2.1(e) of the SPLA:
“2.1(e)    Set Product License. Rambus grants Samsung and its Subsidiaries a non-exclusive, non-transferable, worldwide license, without the right to sublicense, solely under the CRI Patents, other than Encumbered Patents, to make (including have made), use, Sell, offer for Sale, and/or import the Set Products during the term of the SPLA.”
10.    The following shall be added as new Section 2.7 of the SPLA:
“2.7    [***]
11.    The following shall be added as new Section 3.3(e) of the SPLA:
“Notwithstanding anything to the contrary, if Samsung or its Subsidiaries acquires an entity or business: (a) making, using, selling or importing DRAMs that were not licensed under all necessary rights to the Rambus Patents prior to the acquisition, then nothing in the SPLA or the TRLA shall operate to license such DRAMs after the acquisition, and Samsung shall promptly notify Rambus of such acquisition, and the Parties shall cooperate in good faith to amend the SPLA to expand the license therein to cover such DRAMs, taking into consideration, among other factors, [***]; or (b) making, using, selling or importing products that were not licensed under all necessary rights to the CRI Patents, then nothing in the SPLA or the TRLA shall operate to license such products after the acquisition, but the Parties shall negotiate in good faith to extend any of the existing licenses or granting a new license to cover such products, taking into consideration, any additional payment and any other relevant terms and conditions to account for such acquisition.”
12.    The following shall be added as new Section 3.5 of the SPLA:
“3.5 [***]
13.    The following shall replace Section 5.1(a) of the SPLA in its entirety:
“5.1(a)    Samsung shall pay Rambus each payment set forth in Section 4.1 within ten (10) business days (as determined for notices under Section 9.2 of this Agreement) of Samsung’s receipt of Rambus’ invoice therefor. Rambus, during the Term, shall invoice Samsung by no later than twenty (20) days prior to the end of each quarter for each of the payments set forth in Section 4.1(b) and (c).”
14.    The following shall be added as new Section 7.3:
“7.3    [***] Audit. Notwithstanding any of the provisions in this Section 7, Samsung shall have the right to audit Rambus’ Qualified Licenses with [***] through a mutually acceptable third-party accounting or law firm only with respect to those provisions in such agreements relevant to determining compliance of [***] provisions herein including without limitation [***] Quarterly terms; provided however, that with respect to any preexisting agreements containing confidentiality obligations restricting disclosure by Rambus, the foregoing shall not require Rambus to disclose such agreements, but Rambus shall provide Samsung with a representation and warranty that Rambus’ [***] Quarterly calculation pursuant to Section 1.72 is accurate in relation to such preexisting agreements. Rambus shall, in good faith, provide Samsung with timely notices of any future executed Qualified Licenses [***].”
15.    Amendment Press Release. The Parties shall issue a mutually acceptable press release upon signing this Amendment.
16.    TRLA. The Parties hereby agree that, during the Term, all terms of the TRLA shall remain full force and effect except that: (a) on account of Section 3.3(e) of the SPLA, Section 2.3.5(c) of the TRLA is deemed

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

inapplicable during the Term; and (b) on account of Section 4.1 of the SPLA, all payment and payment-related obligations of Samsung under the TRLA are deemed fully satisfied (including without limitation all such obligations under Sections 2.3.2, 2.3.3, 2.3.4 and 3.1). For avoidance of doubt, Samsung retains its right to terminate the TRLA pursuant to Section 6.2 of the TRLA upon termination of the SPLA. Samsung represents that neither it nor its Subsidiaries have made, had made, used, sold, offered for sale, or imported any products covered by Licensed DPA Patents (as defined in the TRLA), other than Licensed DPA Products (as defined in the TRLA), prior to the Amendment Effective Date.

Agreed on behalf of Rambus:
/s/ Kevin Donnelly
Name:	Kevin Donnelly
Title:	Senior Vice President
Date:	December 30, 2013

Agreed on behalf of Samsung:
/s/ Jay Shim
Name:	Jay Shim
Title:	Senior Vice President of IP
Date:	December 23, 2013

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.